Exhibit 10.3

CONFIDENTIAL

AMENDMENT TO INSIDER LETTER

THIS AMENDMENT TO INSIDER LETTER (this “Amendment”) is made and entered into as of November 24, 2025, by and among (i) Soulpower Acquisition Corporation, a Cayman Islands exempted company (together with its successors, “SPAC”), (ii) SWB Holdings, a Cayman Islands exempted company (“Pubco”), (iii) Soulpower Acquisition Sponsor LLC, a Delaware limited liability company (the “Sponsor”), (iv) SWB LLC, a Cayman Islands limited liability company (the “Company”) and (v) the undersigned individuals, each of whom is a member of SPAC’s board of directors and/or management team and who, along with the Sponsor and other transferees of the applicable SPAC securities, is referred to as an “Insider” pursuant to the terms of the Insider Letter. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Insider Letter (as defined below) (and if such term is not defined in the Insider Letter, then in the BCA (as defined below)).

RECITALS

WHEREAS, SPAC, the Sponsor and the other undersigned Insiders are parties to that certain Insider Letter, dated as of April 1, 2025 (the “Original Agreement” and, as amended by this Amendment, the “Insider Letter”), pursuant to which the Sponsor and the undersigned Insiders each agreed, among other matters, to (i) waive their redemption rights with respect to any Ordinary Shares owned by it, (ii) waive their rights to liquidating distributions from the Trust Account with respect to their Founder Shares and Ordinary Shares underlying the Working Capital Units if SPAC fails to complete its initial Business Combination within the completion window, (iii) vote in favor of any proposed Business Combination for which SPAC seeks approval, and (iv) certain transfer restrictions with respect to the Founder Shares and Private Placement Units (and the Private Placement Shares and Private Placement Rights underlying such Private Placement Units);

WHEREAS, on or about the date hereof, (i) SPAC, (ii) Pubco, (iii) the Company, (iv) SAC Merger Sub Corp., a Cayman Islands exempted company and a wholly owned subsidiary of Pubco (“SPAC Merger Sub”), and (v) SWB Merger Sub LLC, a Cayman Islands limited liability company and a wholly owned subsidiary of Pubco (“Company Merger Sub”) entered into that certain Business Combination Agreement (the “BCA”);

WHEREAS, pursuant to the BCA, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), subject to the terms and conditions thereof, among other matters, (a) Company Merger Sub shall merge with and into the Company, with the Company continuing as the surviving company (the “Company Merger”), and in connection therewith (i) the membership interest units of the Company that are issued and outstanding immediately prior to the Effective Time shall be cancelled in exchange for the right of the holders thereof to receive Pubco Ordinary Shares, and (ii) all Company Convertible Securities that have not been cancelled or converted prior to the Company Merger Effective Time will be terminated; (b) simultaneously with the consummation of the Company Merger, SPAC Merger Sub shall merge with and into SPAC, with SPAC continuing as the surviving company (the “SPAC Merger” and, together with the Company Merger, the “Mergers” and collectively with the other transactions contemplated by the BCA and the Ancillary Documents, the “Transactions”), and in connection therewith each issued and outstanding security of SPAC immediately prior to the Effective Time shall no longer be outstanding and shall automatically be cancelled, and the holders thereof shall receive a substantially equivalent security of Pubco; and (c) as a result of such Mergers, SPAC and the Company each shall become wholly owned subsidiaries of Pubco, and Pubco shall become a publicly traded company, all upon the terms and subject to the conditions set forth in the BCA and in accordance with the provisions of the Cayman Companies Act and other applicable Law;

WHEREAS, the parties hereto desire to amend the Original Agreement to (i) give Pubco and the Company rights to enforce the terms of the Insider Letter, (ii) effective as of the Closing, assign the rights and obligations of SPAC under the Insider Letter to Pubco and (iii) provide that the lock-up period applicable to the Pubco Class A Ordinary Shares issued in exchange for the Founder Shares pursuant to the BCA will be a period of twelve (12) months after the Closing; and

WHEREAS, pursuant to Section 12 of the Original Agreement, the Original Agreement can be amended with the written consent by Sponsor and each Insider.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. Addition of Pubco and the Company as a Party to the Insider Letter. The parties hereby agree to add each of Pubco and the Company as a party to the Insider Letter. The parties further agree that, from and after the Closing, (i) all of the rights and obligations of SPAC under the Insider Letter shall be, and hereby are, assigned and delegated to Pubco as if it were the original “Company” party thereto, and (ii) all references to “the Company” under the Insider Letter relating to periods from and after the Closing shall instead be a reference to Pubco. By executing this Amendment, Pubco hereby agrees to be bound by and subject to all of the terms and conditions of the Insider Letter, as amended by this Amendment, from and after the Closing as if it were the original “Company” party thereto.

2. Amendments to the Insider Letter. The Parties hereby agree to the following amendments to the Insider Letter:

(a) The defined terms in this Amendment, including in the preamble and recitals hereto, and the definitions incorporated by reference from the BCA, are hereby added to the Insider Letter as if they were set forth therein.

(b) The parties hereby agree that from and after the Closing, the terms “Ordinary Shares,” “Founder Shares,” “Private Placement Shares”, “Private Placement Units,” and “Private Placement Rights” as used in the Insider Letter shall include any and all Pubco Class A Ordinary Shares into which any such securities will convert in the SPAC Merger (and any other securities of Pubco or any successor entity issued in consideration of, including as a share split, dividend or distribution, or in exchange for, any of such securities).

(c) Any reference to the term “including” (and with correlative meaning “include”) in the Insider Letter means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”.

(d) Effective upon the Closing, Sections 8(a) and 8(b) of the Original Letter Agreement is hereby deleted in its entirety and replaced with the following:

“(a) Subject to the exceptions set forth herein, the Sponsor and each Insider agree not to Transfer, directly or indirectly, any Pubco Class A Ordinary Shares held by it, him or her that are received in the SPAC Merger in exchange for Founder Shares, Private Placement Units, Private Placement Shares or Private Placement Rights until the earlier of (i) one year after the completion of a Business Combination and (ii) subsequent to a Business Combination, the date on which the Pubco consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Pubco Class A Ordinary Shares for cash, securities or other property (the “Lock-up”). For the avoidance of doubt, none of the Pubco Class A Ordinary Shares held by the Representative shall be subject to the Lock-up.”

“(b) [Reserved.]”

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(e) Effective upon the Closing, Section 8 of the Original Agreement is hereby amended to add the following new subsections (d) and (e):

“(d) If any Transfer is made or attempted contrary to the provisions of this Letter Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the restricted securities as one of its equity holders for any purpose. In order to enforce this Section 8, Pubco may impose stop-transfer instructions with respect to the restricted securities of each Insider (and any transferees and assigns thereof) until the end of the applicable Lock-up Periods.

“(e) During the applicable Lock-up, each certificate or book entry evidencing any restricted securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LETTER AGREEMENT, DATED AS OF APRIL 1, 2025, AS AMENDED ON NOVEMBER [●], 2025, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THE ISSUER’S SECURITY HOLDERS NAMED THEREIN AND CERTAIN OTHER PARTIES NAMED THEREIN, AS AMENDED. A COPY OF SUCH LETTER AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

3. Effectiveness. Notwithstanding anything to the contrary contained herein, this Amendment shall become effective upon the Closing. In the event that the BCA is terminated in accordance with its terms prior to the Closing, this Amendment and all rights and obligations of the parties hereunder shall automatically terminate and be of no further force or effect.

4. Specific Performance. Each party acknowledges that the rights of each party to consummate the transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of the Letter Agreement by any party, money damages may be inadequate and the non-breaching parties may not have adequate remedy at law, and agree that irreparable damage would occur in the event that any of the provisions of the Letter Agreement were not performed by an applicable party in accordance with their specific terms or were otherwise breached. Accordingly, each party shall be entitled to seek an injunction or restraining order to prevent breaches of the Letter Agreement and to seek to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under the Letter Agreement, at law or in equity.

5. Miscellaneous. Except as expressly provided in this Amendment, all of the terms and provisions in the Original Agreement are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment or waiver of any provision of the Original Agreement, or any other right, remedy, power or privilege of any party thereto, except as expressly set forth herein. Any reference to the Insider Letter in the Original Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Insider Letter, as amended by this Amendment (or as the Insider Letter may be further amended or modified in accordance with the terms thereof and hereof). The terms of this Amendment shall be governed by, enforced and construed and interpreted in a manner consistent with the provisions of the Original Agreement, including Section 14 thereof.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

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IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amendment to Insider Letter as of the date first above written. Sincerely,

SPAC:

SOULPOWER ACQUISITION CORPORATION

By:
Name:	Justin Lafazan
Title:	Chief Executive Officer

Sponsor

SOULPOWER ACQUISITION SPONSOR LLC

By:
Name:	Justin Lafazan
Title:	Authorized Signatory of Managing Member

Pubco:

SWB HOLDINGS

By:
Name:	Justin Lafazan
Title:	Chief Executive Officer

{Signature Page to Insider Letter Amendment}

The Company:

SWB LLC

By:
Name:	Justin Lafazan
Title:	Managing Member

The Insiders:

Name:	Justin Lafazan

Name:	Teresa Strassner

Name:	Jeffrey Hoffman

Name:	Blake Janover

Name:	Ty R. Sagalow

{Signature Page to Insider Letter Amendment}

Name:	David Magli

Name:	Marques Colston

Name:	Frank Candio

Name:	Daniel Hickey

Name:	Natasha Srulowitz

Accepted and agreed:

CANTOR FITZGERALD & CO.,
in the capacity as the representative of the underwriters

By:
Name:	Anthony Mascarenhas
Title:	Director

By:
Name:	David Batalion
Title:

{Signature Page to Insider Letter Amendment}